SECOND LOAN MODIFICATION AGREEMENT
This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of _______________, 2016, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and LIMELIGHT NETWORKS, INC., a Delaware corporation with its principal place of business at 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281 (“Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 2, 2015, evidenced by, among other documents, a certain Loan and Security Agreement dated as of November 2, 2015, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of March 30, 2016, between Borrower and Bank (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5(b) thereof:
“    (b)    Anniversary Fee. A fully earned, non-refundable anniversary fee of Fifty Thousand Dollars ($50,000.00) shall be earned as of the Effective Date, and shall be due and payable on the earliest to occur of (i) the date that is one (1) year from the Effective Date, (ii) the occurrence of an Event of Default, or (iii) the termination of this Agreement;”
and inserting in lieu thereof the following:
“    (b)    Intentionally Omitted.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5(c) thereof:
“A fee (the “Unused Revolving Line Facility Fee”), payable quarterly in arrears on the last day of each quarter, and on the Revolving Line Maturity Date, in an amount equal to (i) when a Streamline Period is in effect, three-eighths of one percent (0.375%) per annum of the average unused portion of the Revolving Line, as determined by Bank in accordance with this Section 2.5(c), and (ii) when a Streamline Period is not in effect, one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank in accordance with this Section 2.5(c).”
and inserting in lieu thereof the following:
“A fee (the “Unused Revolving Line Facility Fee”), payable quarterly in arrears on the last day of each quarter, and on the Revolving Line Maturity Date, in an amount equal to three-tenths of one percent (0.30%) per annum of the average unused portion of the Revolving Line, as determined by Bank in accordance with this Section 2.5(c).”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.4(a) thereof:
“    (3) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances, provided that LIBOR Advances shall only be available when a Streamline Period is in effect;”
and inserting in lieu thereof the following:
“    (3) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances;”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.5(a) thereof:
“    (1)    provided that a Streamline Period is in effect, elect to convert on any Business Day, Prime Rate Advances into LIBOR Advances;
(2)    provided that a Streamline Period is in effect, elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date; or”
and inserting in lieu thereof the following:
“    (1)    elect to convert on any Business Day, Prime Rate Advances into LIBOR Advances;
(2)    elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date; or”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.5(d) thereof:
“    Any LIBOR Advances shall, at Bank’s option, convert into Prime Rate Advances in the event that (i) a Streamline Period ceases to be in effect, (ii) an Event of Default exists, or (iii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the lesser of the Revolving Line or the Borrowing Base.”
and inserting in lieu thereof the following:
“    Any LIBOR Advances shall, at Bank’s option, convert into Prime Rate Advances in the event that (i) an Event of Default exists, or (ii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the lesser of the Revolving Line or the Borrowing Base.”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:
“    (a)    a Transaction Report (and any schedules related thereto) (i) with each request for an Advance, (ii) no later than Friday of every week when a Streamline Period is not in effect, and (iii) within thirty (30) days after the end of each month when a Streamline Period is in effect;
(b)    within thirty (30) days after the end of each month, (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and general ledger;
(c)    after the occurrence of the Akamai Event, as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form of presentation reasonably acceptable to Bank;
(d)    within thirty (30) days after the last day of each month, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;”
and inserting in lieu thereof the following:
“    (a)    a Transaction Report (and any schedules related thereto) (i) with each request for an Advance, (ii) within thirty (30) days after the last day of each month in which Advances are outstanding or an Advance request has been made, and (iii) thirty (30) days after the last day of each quarter to the extent not required pursuant to (ii) during any month in such quarter;
(b)    within (i) thirty (30) days after the end of each month in which Advances are outstanding or an Advance request has been made and (ii) thirty (30) days after the last day of each quarter to the extent not required pursuant to (i) during any month in such quarter, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and general ledger;
(c)    no later than thirty (30) days after the last day of each month in which Advances are outstanding or an Advance request has been made, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form of presentation reasonably acceptable to Bank;
(d)    within (i) thirty (30) days after the last day of each month in which Advances are outstanding or an Advance request has been made and (ii) thirty (30) days after the last day of each quarter to the extent not required pursuant to (i) during any month in such quarter, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such period, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenant set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such period there were no held checks;”

7	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.3(c) thereof:
“    All amounts received in the Cash Collateral Account will be (i) applied to immediately reduce the Obligations under the Revolving Line when a Streamline Period is not in effect, with any excess transferred to Borrower’s operating account with Bank, or (ii) transferred to Borrower’s operating account with Bank when a Streamline Period is in effect.”
and inserting in lieu thereof the following:
“    So long as no Event of Default exists, all amounts received in the Cash Collateral Account will be transferred to Borrower’s operating account with Bank.”

8	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.4 thereof:
“    Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be (a) prior to an Event of Default, (i) transferred to Borrower’s operating account with Bank when a Streamline Period is in effect, and (ii) applied to the Obligations pursuant to the terms of Section 2.6(b) hereof when a Streamline Period is not in effect, and (b) after the occurrence and during the continuance of an Event of Default, applied to the Obligations pursuant to the terms of Section 9.4 hereof;”
and inserting in lieu thereof the following:
“    Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be (a) prior to an Event of Default, transferred to Borrower’s operating account with Bank and (b) after the occurrence and during the continuance of an Event of Default, applied to the Obligations pursuant to the terms of Section 9.4 hereof;”

9	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9 thereof:
“6.9    Financial Covenants.
(a)    Tangible Net Worth. Maintain, on a consolidated basis with respect to Borrower and its Subsidiaries:
(1)    Prior to the occurrence of the Akamai Event, to be tested as of the last day of each quarter, a Tangible Net Worth of at least the Required Tangible Net Worth Amount.
(2)    Following the occurrence of the Akamai Event, to be tested as of the last day of each month, a Tangible Net Worth of the Required Tangible Net Worth Amount minus Fifty Two Million Five Hundred Thousand Dollars ($52,500,000.00); provided, however, that if the Akamai Letter of Credit is thereafter terminated, and, at such time, no payments are made by Borrower and/or liability accrued on Borrower’s balance sheet, in either case pursuant to the Akamai Litigation, Borrower shall thereafter maintain a Tangible Net Worth of at least the Required Tangible Net Worth Amount.
(b)    Unfunded Capital Expenditures. Not have Capital Expenditures (to be tested as of any day), on a consolidated basis with respect to Borrower and its Subsidiaries, in excess of (i) Thirty Million Dollars ($30,000,000.00) for Borrower’s fiscal year ending December 31, 2015, and (ii) Twenty Five Million Dollars ($25,000,000.00) per fiscal year for each fiscal year thereafter; provided, however, that any Permitted Indebtedness incurred in excess of Ten Million Dollars ($10,000,000.00) under subsection (e) of the definition of Permitted Indebtedness shall reduce the amount of Capital Expenditures permitted during the year such Indebtedness is incurred on a dollar for dollar basis.”
and inserting in lieu thereof the following:
“6.9    Financial Covenants.
(a)    Tangible Net Worth. Maintain, on a consolidated basis with respect to Borrower and its Subsidiaries, through and including September 30, 2016:
(1)    Prior to the occurrence of the Akamai Event, to be tested as of the last day of each quarter, a Tangible Net Worth of at least the Required Tangible Net Worth Amount.
(2)    Following the occurrence of the Akamai Event, to be tested as of the last day of each month, a Tangible Net Worth of the Required Tangible Net Worth Amount minus Fifty Two Million Five Hundred Thousand Dollars ($52,500,000.00); provided, however, that if the Akamai Letter of Credit is thereafter terminated, and, at such time, no payments are made by Borrower and/or liability accrued on Borrower’s balance sheet, in either case pursuant to the Akamai Litigation, Borrower shall thereafter maintain a Tangible Net Worth of at least the Required Tangible Net Worth Amount.
(b)    Unfunded Capital Expenditures. Not have Capital Expenditures (to be tested as of any day), on a consolidated basis with respect to Borrower and its Subsidiaries, in excess of (i) Thirty Million Dollars ($30,000,000.00) for Borrower’s fiscal year ending December 31, 2015, and (ii) Twenty Five Million Dollars ($25,000,000.00) per fiscal year for each fiscal year thereafter through and including September 30, 2016; provided, however, that any Permitted Indebtedness incurred in excess of Ten Million Dollars ($10,000,000.00) under subsection (e) of the definition of Permitted Indebtedness shall reduce the amount of Capital Expenditures permitted during the year such Indebtedness is incurred on a dollar for dollar basis.
(c)    Minimum Liquidity. Maintain at all times, to be tested (i) as of the last day of each month in which Advances are outstanding or an Advance request has been made and (ii) as of the last day of each quarter to the extent not tested pursuant to (i) during any month in such quarter, Liquidity of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00), of which at least Five Million Dollars ($5,000,000.00) shall be unrestricted and unencumbered (other than Liens in favor of Bank pursuant to the general security interest granted in this Agreement) cash and Cash Equivalents held by Borrower in Deposit Accounts or Securities Accounts in Borrower’s name maintained with Bank or Bank’s Affiliates.”

10	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Eligible Accounts” in Section 13.1 thereof:
“    (e)    Accounts owing from an Account Debtor which does not have its principal place of business in the United States, Canada, Australia, Mexico, India, Japan, China, Singapore, South Korea, Israel, Malta, the United Kingdom, Ireland, France, Germany, Switzerland, Norway, Sweden, Finland, Luxembourg, Portugal, Monaco, Austria, and Denmark, unless otherwise approved by Bank in writing on a case by case basis in its sole discretion;”
and inserting in lieu thereof the following:
“    (e)    Accounts owing from an Account Debtor which does not have its principal place of business in the United States, Canada, Australia, Mexico, India, Japan, China, Singapore, South Korea, Israel, Malta, the United Kingdom, Ireland, France, Germany, Switzerland, Norway, Sweden, Finland, Luxembourg, Portugal, Monaco, Austria, Denmark, and the United Arab Emirates, unless otherwise approved by Bank in writing on a case by case basis in its sole discretion;”

11	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Eligible Accounts” in Section 13.1 thereof:
“    (o)    Accounts for which the Account Debtor has not been invoiced;”
and inserting in lieu thereof the following:
“    (o)    Accounts for which the Account Debtor has not been invoiced, except for Accounts arising from Network Overages;”

12	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“    “Borrowing Base” is (a) eighty percent (80.0%) of Eligible Accounts plus (b) the lesser of (i) without duplication of (a), eighty percent (80.0%) of Borrower’s Network Overages or (ii) Ten Million Dollars ($10,000,000.00), as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank has the right, after consultation and prior notice to Borrower, to decrease the foregoing percentages and amounts in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”
“    “Network Overages” means the earned and unbilled units used by Account Debtors of Borrower that exceeded each Account Debtor’s minimum data usage threshold for said month that, but for subsection (o) of the definition of Eligible Accounts, are Eligible Accounts. For clarity, once such amount is billed it will no longer be considered a Network Overage for purposes of this Agreement.”
“    “Prime Rate” is the greater of (a) the sum of (i) the Federal Funds Effective Rate and (ii) one-half of one percent (0.50%) and (b) the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rates of interest, as set forth from time to time by the Federal Reserve Bank of New York and in the money rates section of The Wall Street Journal, become unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).”
“    “Prime Rate Margin” is (a) when a Streamline Period is in effect, one-half of one percent (0.50%) and (b) when a Streamline Period is not in effect, one and one-half of one percent (1.50%).”
“    “Revolving Line” is an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000.00) outstanding at any time.”
“    “Revolving Line Maturity Date” is November 2, 2017.”
and inserting in lieu thereof the following:
“    “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank has the right, after consultation and prior notice to Borrower, to decrease the foregoing percentage and amount in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”
“    “Network Overages” means the earned and unbilled units used by Account Debtors of Borrower that exceeded each Account Debtor’s minimum data usage threshold for said month. For clarity, once such amount is billed it will no longer be considered a Network Overage for purposes of this Agreement.”
“    “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).”
“    “Prime Rate Margin” is one-half of one percent (0.50%).”
“    “Revolving Line” is an aggregate principal amount not to exceed Five Million Dollars ($5,000,000.00) outstanding at any time.”
“    “Revolving Line Maturity Date” is November 2, 2018.”

13	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“    “Federal Funds Effective Rate” is for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Bank from three federal funds brokers of recognized standing selected by it.”
“    “Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower had, for each consecutive day in the immediately preceding month, Liquidity of at least Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) (the “Threshold Amount”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount on any day. Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank confirms that the Threshold Amount has been achieved.”
“    “Threshold Amount” is defined in the definition of Streamline Period.”

14	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.
4.    FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Twenty-Two Thousand Five Hundred Dollars ($22,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5.    RATIFICATION OF PERFECTION CERTIFICATE. Except as set forth on Schedule 2 attached hereto, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of November 2, 2015, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
6.    POST-CLOSING CONDITIONS. Borrower shall deliver to Bank, within thirty (30) days after the date of this Loan Modification Agreement, (i) a long-form good standing certificate of Borrower certified by the Secretary of State of Delaware, and (ii) evidence satisfactory to Bank that the policies and endorsements required by Section 6.7 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured endorsements in favor of Bank
7.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
10.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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This Loan Modification Agreement is executed as of the date first written above.
BORROWER:                        BANK:
LIMELIGHT NETWORKS, INC.            SILICON VALLEY BANK
By:____________________________________        By:____________________________________
Name:__________________________________        Name:_________________________________
Title:___________________________________        Title:___________________________________

SCHEDULE 1
EXHIBIT B
COMPLIANCE CERTIFICATE
TO:    SILICON VALLEY BANK                Date:
FROM: LIMELIGHT NETWORKS, INC.

The undersigned authorized officer of LIMELIGHT NETWORKS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Financial statements	Monthly within 30 days when Advances are outstanding or requested in said month	Yes No
Compliance Certificate	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
10‑Q, 10‑K (including opinion of auditors) and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings and Deferred Revenue Report	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
Transaction Reports	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
Board-approved Projections	FYE within 60 days and as updated or amended	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times:
Liquidity (tested monthly when Advances are outstanding or requested in said month; otherwise, quarterly)	$7,500,000.00	$_______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

New Office, Business or Bailee Locations	Borrower	Collateral Description	Value of Collateral

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

LIMELIGHT NETWORKS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

SCHEDULE 1 TO COMPLIANCE CERTIFICATE
FINANCIAL COVENANT OF BORROWER
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:    ____________________

I.    Liquidity (Section 6.9(c))
Required:    $7,500,000.00
Actual:        $___________________

A.
Aggregate amount of unrestricted and unencumbered (other than Liens in favor of Bank pursuant to the general security interest granted in this Agreement) cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts in Borrower’s name maintained with Bank or Bank’s Affiliates (must be at least $5,000,000.00)

$
B.	Availability Amount	$
C.	Liquidity (line A plus line B)	$

Is line C equal to or greater than $7,500,000.00?
  No, not in compliance                      Yes, in compliance

SCHEDULE 2
UPDATES TO PERFECTION CERTIFICATE

•
As pertains to sections 1.e, 1.f, 3, and 4, the Company has closed its subsidiaries in Colombia, Ireland, Mexico, and Spain, its branch office in Dubai, and is in the process of closing its subsidiaries in Australia, Austria, and Sweden.

•	As pertains to section 4, the following subsidiaries have changed their business addresses:

Complete street and mailing address, including couny	Name of Company/Subsidiary
c/o Nortons Group, Highlands House, Basingstoke Road, Spencers Wood, Reading, Berkshire, RG7 1NT, UK	Limelight Networks UK Ltd.
c/o Orangefield Hong Kong, Room 1906, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong	Limelight Networks Hong Kong Limited
c/o RPI Roehm + PARTNER, Elsenheimerstr. 7, Munich, Germany 80687	Limelight Networks Germany GmbH
c/o Orangefield Group, Steupelstraat 32, 3065 JE Rotterdam, The Netherlands	Limelight Networks Netherlands B.V.
Vistra Corporate Services - 60 Paya Lebar Road, #08-43 Paya Lebar Square, Singapore 409051	Limelight Networks Singapore PTE LTD.

•	As pertains to section 6, the Company has paid off the entire then-outstanding debt with Dell Financial Services.

•	As pertains to section 11, Mr. Pete Perrone resigned as CFO and was replaced by Mr. Malhotra.

2046159.3

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